As filed with the Securities and Exchange Commission on February 16, 2010

Registration No. 333-163198

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NUMBER 1

TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANK CORPORATION OF AMERICA (Exact name of registrant as specified in its charter)
FLORIDA (State or other jurisdiction of incorporation or organization)
6035 (Primary Standard Industrial Classification Code Number)
65-0623023 (I.R.S. Employer Identification No.)

9001 Belcher Road

Pinellas Park, Florida 33782

(727) 520-0987

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth P. Cherven

President and Chief Executive Officer

First Community Bank Corporation of America

9001 Belcher Road

Pinellas Park, Florida 33782

(727) 520-0987

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

A. George Igler, Esq. or Paul M. Phillips, Esq. Igler & Dougherty, P.A. 2457 Care Drive Tallahassee, Florida 32308 (850) 878-2411	Ralph F. MacDonald, III, Esq. Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia (404) 581-3939

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-1, as amended (File No. 333-163198) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) by First Community Bank Corporation of America (the “Company”) and declared effective December 30, 2009, the Company registered the sale from time to time of up to 600,000 units (the “Units”). Each Unit consists of 4.165 shares of the Company’s common stock, par value $.05 per share (“Common Stock”) and one share of 10% Cumulative Convertible Perpetual Preferred Stock, Series B, with an initial liquidation preference of $25.00 (the “Convertible Preferred Stock”).

The Company is seeking to deregister 286,503 Units, consisting of 1,193,285 shares of Common Stock and 286,503 shares of Convertible Preferred Stock that remain unsold under the Registration Statement as of the date hereof (“Unsold Securities”), pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pinellas Park, State of Florida on February 16, 2010.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

By:	/S/ KENNETH P. CHERVEN
Kenneth P. Cherven
Chief Executive Officer, President & Principal Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2010.

Signature	Title

/S/ KENNETH P. CHERVEN Kenneth P. Cherven	Chief Executive Officer, President, Principal Executive Officer, Director

* Stan B. McClelland	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer

* Brad Bishop	Director

* Kenneth Delarbre	Director

* Kenneth F. Faliero	Director

* James Macaluso	Director

* David K. Meehan	Director

* Robert G. Menke	Director

* Robert M. Menke	Director

*By	/S/ KENNETH P. CHERVEN
Kenneth P. Cherven Attorney-in-Fact